UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (January 7, 2025)

Month 1, 2025

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2025, The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), and Sumitomo Rubber Industries, Ltd., a company organized under the laws of Japan (the “Buyer”), entered into a Purchase Agreement (the “Agreement”) relating to the sale of the Company’s rights to the Dunlop brand for consumer, commercial and other specialty tires, together with certain associated intellectual property and inventory.

Pursuant to the Agreement, and upon the terms and subject to the conditions set forth therein, at closing (a) the Company and its applicable affiliates have agreed to sell to the Buyer and its applicable affiliates, and the Buyer and its applicable affiliates have agreed to acquire from the Company and its applicable affiliates, the Company’s rights to the Dunlop brand in Europe, North America and Oceania (“Dunlop Brand Rights”) for consumer, commercial and other specialty tires, together with certain associated intellectual property, for a purchase price of $526 million; (b) the Buyer will also pay Goodyear Operations S.A. a “Transition Support Fee” of $105 million for its support in transitioning the Dunlop brand, related intellectual property, and the facilitation of the transition of Dunlop customers to the Buyer and its applicable affiliates; and (c) the Buyer and its applicable affiliates will purchase the Company’s and its applicable affiliates’ existing Dunlop tire inventory (the transactions contemplated by the Agreement and the ancillary agreements described below, the “Transaction”). The Company will retain ownership of the Dunlop Brand Rights for its motorcycle tire businesses in Europe and Oceania.

The closing of the purchase and sale is subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals; the absence of any judgements or orders enjoining or otherwise prohibiting the Transaction; the accuracy of the representations and warranties of the other party; the compliance of each party with its covenants in all material respects; and the absence of a material adverse effect with respect to the Dunlop business operated by the Company.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by the Company to manage the Dunlop Brand Rights in the ordinary course between execution of the Agreement and closing of the Transaction (“Closing”).

The Agreement contains customary termination rights, including if Closing has not occurred on or prior to October 7, 2025 (as it may be extended, the “Outside Date”), subject to certain rights of each party to extend the Outside Date if certain regulatory conditions to Closing have not been satisfied.

The Agreement also contemplates that, at Closing, the Company and the Buyer (or their respective affiliates) will enter into a number of ancillary agreements. These agreements include, among others: (a) a transition license agreement, pursuant to which the Company will continue to manufacture, sell and distribute Dunlop-branded consumer tires in Europe for an initial period from Closing until December 31, 2025, which may be extended to December 31, 2026, and during which the Company will pay the Buyer a royalty on such Dunlop sales but will otherwise retain all profits therefrom; (b) a transition offtake agreement, pursuant to which the Company will sell to Buyer and Buyer will purchase from the Company certain Dunlop-branded consumer tire products for a period of up to five years, commencing after termination or expiration of the transition license agreement, subject to the terms and conditions set forth therein; and (c) the Company will license back the Dunlop brand from the Buyer for commercial (truck) tires in Europe on a long-term basis, subject to a royalty on sales. The transition offtake agreement stipulates minimum purchase quantities of 4.5 million tires per year for the five-year term, on a take-or-pay basis. The Buyer may terminate the transition offtake agreement early after the third year, subject to payment of a termination fee.

Pursuant to the Agreement, the Company will indemnify the Buyer against losses actually incurred or suffered by the Buyer as a result of or relating to breaches of representations and warranties, covenants or obligations by the Company, excluded liabilities, certain pre-closing tax matters, and exercise of the Company’s use of transferred intellectual property in connection with certain activities arising out of or relating to the Transaction, in each case, subject to limitations set forth in the Agreement.

The above summary of the Agreement and the ancillary agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ended March 31, 2025. The Agreement will be filed to provide information regarding its terms. It is not intended to provide any other factual information about the Company or Buyer. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s or Buyer’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On January 7, 2025, the Company issued a news release announcing the Transaction. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Forward Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

Such forward-looking statements include, but are not limited to, statements relating to the proposed Transaction, including statements regarding the benefits of the Transaction and the anticipated timing of the Transaction, and information regarding the businesses of the Company and Buyer. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the Transaction; risks relating to the ability to consummate the Transaction on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to the closing of the Transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	News Release of The Goodyear Tire & Rubber Company, dated January 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: January 7, 2025	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary